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Exhibit 5.02

July 1, 2002

Questar Corporation
180 East 100 South
Salt Lake City, Utah 84111

Re:	Questar Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Questar Corporation, a Utah corporation (the "Company"), in connection with the filing of a Registration Statement (the "Registration Statement") pursuant to Rule 415 of the Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), promulgated by the Securities and Exchange Commission (the "Commission") for offering securities of the Company in an aggregate principal amount of up to $400,000,000, with such securities to include shares of the Company's common stock, without par value, and associated common stock purchase rights ("Common Stock"); unsecured debt securities, including convertible debt securities ("Debt Securities"); stock purchase contracts ("Stock Purchase Contracts"); and stock purchase units ("Stock Purchase Units"), with such Common Stock, Debt Securities, Stock Purchase Contracts and Stock Purchase Units referred to collectively as "Securities."

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the Registration Statement; (ii) the form of Indenture for Debt Securities filed as an exhibit to the Registration Statement (the "Indenture"); and (iii) a form of Stock Purchase Contract and Stock Purchase Unit. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in paragraphs 1 and 2 below, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Utah and that the Company has complied and will comply with all aspects of Utah law in connection with the Debt Securities, the Indenture, the Stock Purchase Contracts and the Stock Purchase Units and the transactions contemplated by the Registration Statement. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

        Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, but without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon and subject to the foregoing, we are of the opinion that:

        1.    With respect to any series of Debt Securities (the "Offered Debt Securities"), (i) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) when the terms of the Offered Debt Securities have been established in conformity with the Indenture; and (iii) when the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof against payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Indenture and an underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

        2.    With respect to the Stock Purchase Contracts and the Stock Purchase Units, (i) if the Stock Purchase Contracts and the Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Stock Purchase Contracts and the Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; and (ii) when the Stock Purchase Contracts and the Stock Purchase Units have been duly executed and duly delivered to the purchasers thereof against payment of the agreed-upon consideration therefor, the Stock Purchase Contracts and the Stock Purchase Units, when issued and sold in accordance with the underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

        The opinions set forth above are subject to the following qualifications, further assumptions and limitations:

        (a)  we have assumed that the execution and delivery by the Company of each of the Indenture, the Stock Purchase Contracts and the Stock Purchase Units and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under, and that the terms of the Debt Securities will have been established so as not to violate (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject, (iii) the Restated Articles of Incorporation or the By-laws of the Company, (iv) any judicial or regulatory order or decree of any governmental authority or (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

        (b)  the validity or enforcement of any agreements or instruments may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in equity or at law);

        (c)  we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Indenture, the Stock Purchase Contracts and the Stock Purchase Units;

        (d)  we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to each of the Indenture, the Stock Purchase Contracts and the Stock Purchase Units (other than the Company) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than the Company);

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        (e)  in rendering the opinions set forth below, we have assumed that the Trustee's certificates of authentication of the Debt Securities will have been manually signed by one of the Trustee's authorized officers and that the Indenture, the Stock Purchase Contracts and the Stock Purchase Units will be executed in the form thereof examined by us; and

        (f)    we do not express any opinion on the enforceability of any provision in the Indenture, the Stock Purchase Contracts or the Stock Purchase Units purporting to prohibit, restrict or condition assignability to the extent such restriction on assignability is governed by sections 9-406 through 9-409 of the Uniform Commercial Code as in effect in the State of New York.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Opinions" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5.02